EXHIBIT 4.1

THIS WARRANT AND THE SHARES OF COMMON STOCK ACQUIRABLE ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Form of

WARRANT TO PURCHASE
SHARES OF COMMON STOCK
OF
VERITEQ CORPORATION

Warrant No. VT-__	Dated: October 18, 2013

This certifies that, for value received, Robert Edelstein, a resident of the Commonwealth of Pennsylvania (the “Holder”), is entitled, subject to the terms set forth below, to purchase from VERITEQ CORPORATION, a Delaware corporation (the “Company”), ____________ (_______) shares of Common Stock, par value $0.01 per share, of the Company (the “Shares”), at the price of $_____ per share (subject to adjustment as set forth herein) (the “Exercise Price”). The number, character and Exercise Price of such Shares are subject to adjustment as provided below. This Warrant is issued pursuant to _______________________.

1.     Term of Warrant.   Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole but not in part, during the term commencing on the date hereof and ending on the earlier of: (a) 5:00 p.m., prevailing eastern time on ________; (b) the date and time of any sale, transfer or other disposition of all or substantially all of the assets or capital stock of the Company, or any merger with, or consolidation into, an entity where the stockholders of the Company immediately prior to the closing of such transaction or transactions do not own more than fifty percent (50%) of the voting power of such entity (a “Change in Control”), provided that the Company gives Holder notice of such Change in Control at least three (3) business days prior to the occurrence of such Change in Control; or (c) the date and time of consummation of the initial public offering of the Company (the earliest of such date, the “Expiration Date”). This Warrant and all rights hereunder, to the extent not exercised in the manner set forth herein, shall terminate and become null and void on the Expiration Date.

2.      Exercise of Warrant.

(a)     The purchase rights represented by this Warrant are exercisable by the Holder in whole but not in part, at any time during the term hereof as described in Section 1 above, by (i) the surrender of this Warrant, (ii) the completion and execution on behalf of the Holder of the Notice of Exercise in the form attached hereto as Exhibit A, at the office of the Company, and (iii) payment of the purchase price of the Shares to be purchased (A) in cash or by check acceptable to the Company, (B) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or (C) cashless exercise set forth in Section 2(c) below.

(b)     Upon the exercise of this Warrant pursuant hereto, the Holder shall surrender this Warrant at the principal office of the Company, together with the items referred to in Section 2(a) above. Such exercise shall be deemed to have been effected at the close of business on the date on which such Notice of Exercise, duly completed and executed, shall have been given as aforesaid, and Holder shall be deemed for all purposes to have become the holder of record of the Shares as of such date. As promptly as reasonably practicable after the exercise, the Company, at its expense, shall deliver to Holder a certificate or certificates for the number of Shares to which such Holder is entitled upon such exercise; provided, however, that if any law or regulation requires the Company to take any action with respect to the Shares before the issuance thereof, then the date of delivery of the Shares shall be extended for the period necessary to complete such action.

(c)     In lieu of exercising this Warrant in cash or cancellation of indebtedness as specified above, Holder may convert this warrant, in whole but not in part, into a number of Shares determined by dividing (i) the aggregate Fair Market Value of the Shares issuable upon exercise of this Warrant minus the aggregate Exercise Price of such Shares by (ii) the Fair Market Value of one Share. The “Fair Market Value” of the Shares shall be determined as follows: (A) In the case of an underwritten public offering of the Company’s common stock (“Common Stock”), the initial “price to public” of one share of such Common Stock specified in the final prospectus with respect to such offering; or (B) If the Common Stock is listed on a securities exchange, the average closing price of the Common Stock on such exchange for the five trading days ending on the business day immediately prior to the day Notice of Exercise is received by the Company; or (C) In the case of a Change in Control, the effective per share consideration to be received by the holders of the Common Stock; or (D) if the circumstances in clauses (A)-(C) do not apply, then the fair market value as determined by the Company’s Board of Directors in good faith.

3.     No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which the Holder would otherwise be entitled, the Company shall pay to Holder the Fair Market Value of any such fractional Share.

4.     Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5.     Matters with Respect to the Shares. The Company shall at all times from and after this date reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, or otherwise, solely for the purpose of issuance upon exercise of this Warrant, such number of Shares as shall then be issuable upon the exercise of this Warrant. The Company covenants that all Shares which shall be so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges. The issuance of certificates for the Shares shall be made without charge to Holder for any issuance tax or other cost incurred by the Company in connection with such exercise and the related issuance of such shares. Holder agrees that the Shares shall be subject to any and all restrictions on transfer (including appropriate legends) applicable to the Shares of the Company, and shall execute and deliver any and all stockholders or similar agreements in connection therewith upon the reasonable request of the Board of Directors of the Company without unreasonable delay. Nothing contained in this Warrant shall be construed as conferring upon Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Company or any other matter.

6.     Transfer of Warrant.

(a)     Except with the prior written consent of the Company, this Warrant may not be transferred to any person or entity other than any entity which is an affiliate of the Holder. Any such transfer shall be accompanied by a form of assignment in substantially the form of Exhibit B attached hereto.

(b)     This Warrant and the Warrant Shares shall not be transferable in the absence of the effectiveness of a registration statement with respect to such securities under the Securities Act of 1933, as amended (the “Securities Act”), or an applicable exemption therefrom. The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof are being acquired for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(c)     All Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws or the Company’s Stockholder Agreement (or similar agreement of like tenor), as may exist from time to time):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN [STOCKHOLDERS] AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION. BY ACCEPTING ANY INTEREST IN SUCH SECURITIES, THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT [STOCKHOLDERS] AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

7.     Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as follows:

(a)     Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired and there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the Company shares outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, but only to the extent the term of this Warrant does not expire upon any such event pursuant to Section 1 hereof, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the successor entity resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 7. The foregoing provisions of this Section 7(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers, and to the shares or securities of any other entity that are at the time receivable upon the exercise of this Warrant. If the per-Share consideration payable to the Holder hereof for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors.

(b)     Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 7.

(c)     Split, Subdivision or Combination of Shares. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Upon each adjustment in the Exercise Price pursuant to this subsection, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole Share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

(d)     Adjustments for Dividends in Shares or Other Securities or Property. If, while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional Shares or other securities or property (other than cash) of the Company by way of dividend (except for distributions specifically provided for in the foregoing subsection (b) and (c) of this Section 7), then and in each case, this Warrant shall represent the right to acquire, in addition to the number of Shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional Shares or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such Shares and/or all other additional Shares available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 7.

(e)     Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of Shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

8.       Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed received when received by fax (with confirmation of actual receipt), when received by express mail with signature confirmation, or seven (7) business days after being deposited in U.S. certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page.

9.       Successors and Assigns. This Warrant shall be binding upon the Company and its successors and permitted assigns, and shall inure to the benefit of Holder and its successors and permitted assigns.

10.     Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

11.     Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

12.    Amendment and Modification; Waiver. This Warrant may only be amended, modified or supplemented by an agreement in writing signed by the Company and the holders of Warrants representing not less than 50% of the Shares issuable upon exercise of any and all outstanding Warrants of like tenor to this Warrant, even without the consent of the Holder. Any amendment effected in accordance with this Section 12 shall be binding upon each holder of any of the Warrants, each future holder of all such Warrants and the Company. The Company shall promptly give notice to all holders of Warrants of any amendment effected in accordance with this Section 12. For purposes of this Warrant, “Warrants” shall mean all warrants issued pursuant hereto. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

13.     Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles thereof.

14.     Entire Agreement. This Warrant, the Note, the exhibits and schedules hereto and the other documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as October 18, 2013.

VERITEQ CORPORATION

By:	/s/Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	CEO

EXHIBIT A

NOTICE OF EXERCISE

TO: VERITEQ CORPORATION

1.          The undersigned hereby elects to purchase _______ Shares of Common Stock in VeriTeQ Corporation, pursuant to the provisions of Section 2(a) of the attached Warrant, and:

☐tenders herewith payment in cash or by check acceptable to the Company of the purchase price for such Shares in full; or

☐tenders herewith payment by cancellation of indebtedness of the purchase price for such Shares in full; or

☐elects to exercise the Warrant pursuant to the cashless exercise provision of Section 2(c), in a manner resulting in issuance of the number of Shares set forth above, or to the extent lesser Shares remain available under the Warrant, the maximum number of Shares available.

2.         In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

3.          Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

(Name)

(Date)	(Signature)

 EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant (“Holder”) hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the Warrant, with respect to the number of Shares set forth below:

Name of Assignee	Address	Shares

and does hereby irrevocably constitute and appoint the Secretary (or, as applicable, any Assistant Secretary) of VeriTeQ Corporation (the “Company”) the undersigned’s lawful attorney-in-fact to make such transfer on the books of the Company, with full power of substitution in the premises.

The Assignee acknowledges that this Warrant and the Shares to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell, or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof or conversion thereof, except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, any state securities laws, or the terms and conditions of this Warrant.

Dated:
Name of Holder

Signature of Holder

Dated:
Name of Assignee

Signature of Assignee

Schedule of Warrants
Warrants
Holder	issue date	Exp date	No of Shares Underlying Warant	Ex price
HZH Holding Inc	6/1/2012	6/1/2015	95,416	$0.37

Jason Silverman	9/25/2012	9/25/2015	39,757	$1.57

Randolph Geissler/Donald Brattain	10/12/2012	10/12/2015	39,757	$1.57

Barry Edelstein	12/31/2012	12/31/2017	14,312	$1.57

Robert Edelstein	12/31/2012	12/31/2017	28,625	$1.57

Jason Silverman	3/18/2013	3/18/2016	39,757	$1.57

Randolph Geissler/Donald Brattain	4/10/2013	4/10/2016	95,416	$1.31

Randolph Geissler/Donald Brattain	6/1/2013	6/1/2016	39,757	$1.57

Barry Edelstein	6/1/2013	6/1/2016	14,312	$1.57

Robert Edelstein	6/1/2013	6/1/2016	28,625	$1.57